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                                                                   EXHIBIT 10.42


     FORM OF INDEMNIFICATION AGREEMENT WITH CERTAIN DIRECTORS AND OFFICERS

         This Agreement is made and entered into this ___ day of ____________ (the "Agreement"), by and between STAAR Surgical Company, a Delaware corporation (the "Company", which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by the Company) and ______________ (the "Indemnitee").

         WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable persons available;

         WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

         WHEREAS, the Company desires to provide the Indemnitee with specific contractual assurance of the Indemnitee's rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of any the Company's Certificate of Incorporation or by-laws or any change in the ownership of the Company or the composition of its Board of Directors); and

         WHEREAS, the Indemnitee is relying upon the rights afforded under this Agreement in agreeing to continue to act as a director of the Company.

         NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

        1. Definitions.

                  (a) "Corporate Status" describes the status of a person who is serving or has served (i) as a director of the Company, including as a member of any committee thereof, (ii) as an officer of the Company, (iii) in any capacity with respect to any employee benefit plan of the Company, or (iv) as a director, partner, trustee, officer, employee, or agent of any other Entity at the request of the Company. For purposes of subsection (iv) of this Section 1(a), an officer or director of the Company who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary (as defined below) shall be deemed to be serving at the request of the Company.

                  (b) "Entity" shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

                  (c) "Expenses" shall mean all direct and indirect fees, costs and expenses of any nature whatsoever actually and reasonably incurred in connection with the investigation, preparation of a defense, appeal of or settlement of any Proceeding (as defined below), including, without limitation, reasonable attorneys fees, disbursements and retainers (including,


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without limitation, any such fees, disbursements and retainers incurred by the
Indemnitee pursuant to Sections 8 and 11(c) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a Proceeding.

                  (d) "Indemnifiable Expenses", "Indemnifiable Liabilities" and "Indemnifiable Amounts" shall have the meanings ascribed to those terms in
Section 3(a) below.

                  (e) "Liabilities" shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

                  (f) "Proceeding" shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, whether or not he is serving in such capacity at the time any Expense or Liability is incurred for which indemnification or reimbursement can be provided under this Agreement, including a proceeding initiated by the Indemnitee pursuant to Section 11 of this Agreement to enforce the Indemnitee's rights hereunder or an action brought by or in the right of the Company.

                  (g) "Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital stock or other voting equity interests of any corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of any corporation, partnership, limited liability company, joint venture or other Entity.

         2. Services of the Indemnitee. In consideration of the Company's covenants and commitments hereunder, the Indemnitee agrees to serve or continue to serve as a director of the Company. However, this Agreement shall not impose any obligation on the Indemnitee or the Company to continue the Indemnitee's service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

         3. Agreement to Indemnify. The Company agrees to indemnify the Indemnitee as follows:

                  (a) Subject to the exceptions contained in Section 4(a) below, if the Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the Indemnitee's Corporate Status, the Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by the Indemnitee in connection with such Proceeding (referred to herein as "Indemnifiable



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Expenses" and "Indemnifiable Liabilities", respectively, and collectively as
"Indemnifiable Amounts").

                  (b) To the fullest extent permitted by applicable law and subject to the exceptions contained in Section 4(b) below, if the Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the Indemnitee's Corporate Status, the Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses as well as against any amount paid by Indemnitee in settlement of the Proceeding.

             4. Exceptions to Indemnification. Upon receipt of a written claim addressed to the Board of Directors for indemnification pursuant to Section 3, the Company shall determine by any of the methods set forth in Section 145(d) of the Delaware General Corporation Law whether the Indemnitee has met the applicable standards of conduct which makes is permissible under applicable law to indemnify the Indemnitee. If it is determined that the Indemnitee is entitled to indemnification, the Indemnitee shall be entitled to such indemnification under Sections 3(a) and 3(b) above in all circumstances other than the following:

                  (a) If indemnification is requested under Section 3(a) and it has been determined that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, the Indemnitee failed to act
(i) in good faith and (ii) in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful, the Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

                  (b) If indemnification is requested under Section 3(b) and

                           (i) it has been determined that, in connection with
                  the subject of the Proceeding out of which the claim for indemnification has arisen, the Indemnitee failed to act (A) in good faith and (B) in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, the Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or

                           (ii) it has determined that the Indemnitee is liable
                  to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.

         5. Procedure for Payment of Indemnifiable Amounts. The Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which the


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Indemnitee seeks payment under Section 3 of this Agreement and the basis for the claim. The Company shall pay such Indemnifiable Amounts to the Indemnitee within ten (10) calendar days of receipt of the request. At the request of the Company, the Indemnitee shall furnish such documentation and information as is reasonably available to the Indemnitee and necessary to establish that the Indemnitee is entitled to indemnification hereunder.

         6. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that the Indemnitee is, by reason of the Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, the Indemnitee shall be indemnified against all Expenses reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

         7. Effect of Certain Resolutions. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that the Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee's action was unlawful.

         8. Agreement to Advance Expenses; Conditions. The Company shall pay to the Indemnitee all Indemnifiable Expenses incurred by the Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding, as the same are incurred. In making any such advance, the ability of the Indemnitee to repay shall not be a factor. To the extent required by Delaware law, the Indemnitee hereby undertakes to repay the amount of Indemnifiable Expenses paid to the Indemnitee if it is finally determined by a court of competent jurisdiction that the Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses. This undertaking is an unlimited general obligation of the Indemnitee.

         9. Procedure for Advance Payment of Expenses. The Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which the Indemnitee seeks an advancement under Section 8 of this Agreement, together with documentation evidencing that the Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 shall be made no later than ten (10) calendar days after the Company's receipt of such request.


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         10. Selection of Counsel. In the event the Company shall be obligated under this Agreement to pay Indemnifiable Expenses with respect to any Proceeding, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, upon delivery of written notice to the Indemnitee of the Company's election to do so. After the Company's assumption of the defense, the Company shall not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to such Proceeding; provided, however, that (i) the Indemnitee shall have the right to employ his own counsel in any such Proceeding at the Indemnitee's expense; and
(ii) if the Indemnitee shall have reasonably concluded that there may be a conflict of interest by reason of the representation in such Proceeding of the Indemnitee and the Company and/or any other defendants by the same counsel, then the Indemnitee may retain his own counsel with respect to such Proceeding and the fees and expenses of such counsel shall be an amount for which the Indemnitee is entitled to indemnification from the Company under this Agreement, and (iii) if the Company does not retain counsel after assuming the defense of the Proceeding or if counsel does not vigorously defend the Proceeding, then the Indemnitee may retain his own counsel with respect to such Proceeding and the fees and expenses of such counsel shall be an amount for which the Indemnitee is entitled to indemnification from the Company under this Agreement. The Indemnitee shall notify the Company in writing of any matter with respect to which the Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by the Indemnitee of written notice thereof. The written notification to the Company shall be addressed to the Board of Directors and shall include a description of the nature of the Proceeding and the facts underlying the Proceeding and be accompanied by copies of any documents filed with the court in which the Proceeding is pending. In addition, the Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee's power.

         11. Remedies of Indemnitee.

                  (a) Right to Petition Court. In the event that the Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above, or a request for an advance of Indemnifiable Expenses under Sections 8 and 9 above, and the Company fails to make such payment or advance in a timely manner pursuant to the terms of this Agreement, the Indemnitee may petition a court of law to enforce the Company's obligations under this Agreement.

                  (b) Burden of Proof. In any judicial proceeding brought under
Section 11(a) above, the Company shall have the burden of proving that the Indemnitee is not entitled to payment of the Indemnifiable Amounts hereunder.

                  (c) Expenses. So long as the Indemnitee prevails in any action he files pursuant to Section 11(a) or if the Company and the Indemnitee settle such action, the Company agrees to reimburse the Indemnitee in full for any Expenses incurred by the Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by the Indemnitee under Section 11(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith.


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                  (d) Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under
Section 11(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

                  (e) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advance of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 11(a) above, and shall not create a presumption that such payment or advance is not permissible.

         12. Representations and Warranties of the Company. The Company hereby represents and warrants to the Indemnitee as follows:

                  (a) Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

                  (b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally.

         13. Insurance. The Company maintains directors and officer liability insurance coverage on terms satisfactory to the Indemnitee, covering, among other things, violations of federal or state securities laws. The Company shall use its reasonable best efforts to maintain such coverage in effect. In all policies of director and officer liability insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's officers and directors.

                  (a) Inability to Obtain or Maintain Insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain director and officer liability insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by the insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

                  (b) Notice to Insurer. If, at the time of the receipt of a notice of a claim pursuant to Section 8 hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall


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thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemintee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

         14. Fees and Expenses. During the term of the Indemnitee's service as a director, the Company shall promptly reimburse the Indemnitee for all reasonable travel and other reasonable expenses incurred by him in connection with his service as a director or member of any board committee or otherwise in connection with the Company's business.

         15. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company's by-laws or certificate of incorporation, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity as a result of Indemnitee's serving as a director of the Company.

         16. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

         17. Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

         18. Change in Law. To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the by-laws of the Company and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

         19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.


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         20. Indemnitee as Plaintiff. Except as provided in Section 11(c) of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless the Company has consented to the initiation of such Proceeding. This Section shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

         21. Modifications and Waiver. Except as provided in Section 18 above with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

         22. Notices. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses if to the Company, 1911 Walker Avenue, Monrovia, California 91016 or at any other address designated by the Company to the Indemnitee in writing; if to the Indemnitee, at the address set forth below such Indemnitee's name on the signature page hereto, or at any other address designated by the Indemnitee to the Company in writing.

         23. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

         24. Inability of the Company to Indemnify. Both the Company and the Indemnitee acknowledge that in certain instances federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. The Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the appropriate state or federal regulatory agency to submit for approval any request for indemnification, and has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify the Indemnitee.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    COMPANY:
                                    STAAR Surgical Company



                                    By: /s/  David Bailey
                                        ----------------------------------------
                                    Name:  David Bailey
                                    Title: President, Chief Executive Officer:

                                    INDEMNITEE:




                                    /s/
                                    --------------------------------------------
                                    Name: